Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces
Fiscal 2019 Second Quarter Results
Company Raises Fiscal Year 2019 Outlook

DOTHAN, AL, May 9, 2019 - Construction Partners, Inc. (NASDAQ: ROAD) (the "Company"), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its second fiscal quarter ended March 31, 2019.
Key Metrics: Fiscal 2019 Second Quarter Compared to Fiscal 2018 Second Quarter

•	Revenue was $164.3 million, up 38.2%

•	Gross profit was $19.8 million, up 44.0%

•	Net income was $4.2 million, down 62.6% (1)

•	Adjusted EBITDA(2) was $13.9 million, up 74.2%
Charles E. Owens, the Company's President and Chief Executive Officer, stated, "We are pleased with our performance during the second fiscal quarter and are updating our financial outlook for fiscal 2019 to reflect the success we have had to date and the expected impact of the two acquisitions we closed in February. Favorable working conditions led to revenue growth in the second quarter. Consistent with prior years, we are on track to earn forty percent of our annual revenue in the first half of our fiscal year and sixty percent of annual revenue in the second half of our fiscal year due to normal weather patterns, longer workdays and other factors.
"During the second quarter, we grew our construction project backlog to $584.8 million at March 31, 2019. Of this amount, approximately $380.0 million is expected to be completed during the 2019 fiscal year. We will continue to pursue additional opportunities that can be completed both during the current fiscal year and beyond," said Owens.
Fiscal Year 2019 Outlook
The Company has updated its outlook for fiscal year 2019 with regard to revenue, net income and Adjusted EBITDA, as follows:

•	Revenue of $790.0 million to $810.0 million, compared to $680.1 million reported in FY 2018

•	Net income of $40.75 million to $44.0 million, compared to $50.8 million reported in FY 2018 (inclusive of a non-recurring $10.6 million after-tax settlement during FY 2018)

•	Adjusted EBITDA of $88.5 million to $92.5 million, compared to $75.5 million reported in FY 2018
The fiscal year 2019 outlook does not take into account any future acquisitions or greenfield expansions that may occur during the year. The outlook also does not include the potential impact of any new federal or state infrastructure or highway-related legislation that could be passed in 2019.
_____________________

(1) Second quarter 2018 results include the impact of a non-recurring after-tax legal settlement of $10.6 million.

(2) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP"). Please see "Reconciliation of Non-GAAP Financial Measures" at the end of this news release.

Ned N. Fleming, III, the Company's Executive Chairman, stated, "Demand for road construction across our thirty-one markets remains high, and the states in which we operate have demonstrated a commitment to funding infrastructure improvements. We believe these factors continue to present opportunities for Construction Partners in the near- and long-term as we execute our proven growth strategy."
Conference Call
The Company will conduct a conference call on Friday, May 10, 2019 at 10:00 a.m. Central Time to discuss financial and operating results for the fiscal second quarter ended March 31, 2019. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 17, 2019 by calling (201) 612-7415 and using passcode 13690078#. A webcast of the call will also be available live and for later replay on the Company's Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 31 hot mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company's public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "may," "will," "expect," "should," "anticipate," "intend," "project," "outlook," "believe" and "plan." The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under "Risk Factors" in the Company's most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2019	2018	2019	2018
Revenues	$164,304	$118,899	$318,631	$269,320
Cost of revenues	144,503	105,150	277,702	232,773
Gross profit	19,801	13,749	40,929	36,547
General and administrative expenses	(14,771)	(13,358)	(29,202)	(25,784)
Settlement income	—	14,803	—	14,803
Gain on sale of equipment, net	693	886	1,027	1,031
Operating income	5,723	16,080	12,754	26,597
Interest expense, net	(379)	(253)	(894)	(550)
Other income (expense), net	123	(39)	106	(60)
Income before provision for income taxes and earnings from investment in joint venture	5,467	15,788	11,966	25,987
Provision for income taxes	1,488	4,770	3,139	3,973
Earnings from investment in joint venture	233	230	539	230
Net income	$4,212	$11,248	$9,366	$22,244

Net income per share attributable to common stockholders:
Basic	$0.08	$0.27	$0.18	$0.53
Diluted	$0.08	$0.27	$0.18	$0.53

Weighted average number of common shares outstanding:
Basic	51,414,619	41,717,024	51,414,619	41,704,071
Diluted	51,414,619	41,910,122	51,414,619	41,874,442

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2019 (unaudited)	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$61,911	$99,137
Contracts receivable including retainage, net	105,541	120,291
Costs and estimated earnings in excess of billings on uncompleted contracts	12,595	9,334
Inventories	33,042	24,556
Prepaid expenses and other current assets	17,124	14,137
Total current assets	230,213	267,455
Property, plant and equipment, net	197,869	178,692
Goodwill	36,968	32,919
Intangible assets, net	3,306	3,735
Investment in joint venture	398	1,659
Other assets	6,151	10,270
Deferred income taxes, net	1,580	1,580
Total assets	$476,485	$496,310
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,599	$63,510
Billings in excess of costs and estimated earnings on uncompleted contracts	34,657	38,738
Current maturities of debt	14,836	14,773
Accrued expenses and other current liabilities	15,559	17,520
Total current liabilities	112,651	134,541
Long-term liabilities:
Long-term debt, net of current maturities	40,701	48,115
Deferred income taxes, net	8,890	8,890
Other long-term liabilities	5,408	5,295
Total long-term liabilities	54,999	62,300
Total liabilities	167,650	196,841
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2019 and September 30, 2018	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 11,950,000 issued and outstanding at March 31, 2019 and September 30, 2018	12	12
Class B common stock, par value $0.001; 100,000,000 shares authorized, 42,387,571 issued and 39,464,619 outstanding at March 31, 2019 and September 30, 2018	42	42
Additional paid-in capital	242,493	242,493
Treasury stock, at cost	(15,603)	(15,603)
Retained earnings	81,891	72,525
Total stockholders' equity	308,835	299,469
Total liabilities and stockholders' equity	$476,485	$496,310

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$9,366	$22,244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	14,639	11,308
Amortization of deferred debt issuance costs and debt discount	55	39
Provision for bad debt	290	290
Gain on sale of equipment, net	(1,027)	(1,031)
Equity-based compensation expense	—	604
Earnings from investment in joint venture	(539)	(230)
Deferred income taxes	—	(3,470)
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	14,460	44,811
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,261)	(5,540)
Inventories	(7,965)	(2,342)
Other current assets	(2,987)	(8,090)
Other assets	4,119	(11,960)
Accounts payable	(15,911)	(15,078)
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,081)	(1)
Accrued expenses and other current liabilities	(1,972)	(3,247)
Other long-term liabilities	113	(183)
Net cash provided by operating activities	5,299	28,124

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,802)	(21,966)
Proceeds from sale of equipment	2,585	2,487
Business acquisition, net of cash acquired	(8,854)	—
Acquisition of liquid asphalt terminal assets	(10,848)	—
Investment in joint venture	—	(400)
Distributions from investment in joint venture	1,800	—
Net cash used in investing activities	(35,119)	(19,879)

Cash flows from financing activities:
Repayments on revolving credit facility	—	(5,000)
Repayments of long-term debt	(7,406)	(5,000)
Proceeds from reissuance of treasury stock	—	5
Net cash used in financing activities	(7,406)	(9,995)
Net change in cash and cash equivalents	(37,226)	(1,750)

Cash and cash equivalents:
Beginning of Period	99,137	27,547
End of Period	$61,911	$25,797

Supplemental cash flow information:
Cash paid for interest	$1,365	$970
Cash paid for income taxes	$1,532	$2,707
Non-cash items:
Property, plant and equipment financed with accounts payable	369	2,347

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense and (v) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company's subsidiaries and a third party that did not directly relate to the Company's business and that has not, and is not expected to, recur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.
Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2019 and 2018
(unaudited, in thousands, except percentages)

	For the Three Months Ended
	March 31,
	2019	2018
Net income	$4,212	$11,248
Interest expense, net	379	253
Provision for income taxes	1,488	4,770
Depreciation, depletion and amortization of long-lived assets	7,501	5,633
Equity-based compensation expense	—	604
Settlement income (1)	—	(14,803)
Management fees and expenses (2)	387	311
Adjusted EBITDA	$13,967	$8,016
Revenues	$164,304	$118,889
Adjusted EBITDA Margin	8.5%	6.7%

(1) Represents pre-tax income recognized in connection with a legal settlement relating to a business interruption event that occurred more than five years ago that did not directly relate to the Company's business and that has not, and is not expected to, recur.

(2) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company's controlling stockholder.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, using the high and low ends of the Company's Adjusted EBITDA range for the 2019 fiscal year and the Company's reported results for the 2018 fiscal year:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2019 Updated Outlook
(unaudited, in thousands)

	Updated outlook for the fiscal year ending		For the fiscal year ended
	September 30, 2019		September 30, 2018
	Low	High	Actual
Net income	$40,750	$43,750	$50,791
Interest expense, net	1,375	1,375	1,270
Provision for income taxes	13,730	14,730	10,525
Depreciation, depletion and amortization	31,300	31,300	25,321
Equity-based compensation expense	—	—	975
Settlement income (pre-tax) (1)	—	—	(14,803)
Management fees and expenses (2)	1,345	1,345	1,457
Adjusted EBITDA	$88,500	$92,500	$75,536

(1) Represents pre-tax income recognized in connection with a legal settlement relating to a business interruption event that occurred more than five years ago that did not directly relate to the Company's business and that has not, and is not expected to, recur.

(2) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company's controlling stockholder.